Exhibit (h)

GREAT ELM CAPITAL CORP.

Up to [•] Shares of Common Stock
Issuable Upon the Exercise of Non-Transferable Rights

DEALER MANAGER AGREEMENT

[•], 2022

Oppenheimer & Co. Inc.
85 Broad Street, 23rd Floor
New York, NY 10004

Imperial Capital, LLC
10100 Santa Monica Blvd., Suite 2400
Los Angeles, CA 90067

Ladies and Gentlemen:

Great Elm Capital Corp., a Maryland corporation (the “Company”), and Great Elm Capital Management, Inc., a Delaware corporation (the “Adviser”), each confirms their respective agreements with and the appointment by the Company of Oppenheimer & Co. Inc. and Imperial Capital, LLC to act as dealer managers (each, a “Dealer Manager” and together, the “Dealer Managers”) in connection with the issuance by the Company to the holders of record (the “Holders”) at 5:00 p.m. (New York City time) on [•], 2022 (the “Record Date”) of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company, of non-transferable rights (each, a “Right” and collectively, the “Rights”) entitling such Holders to subscribe collectively for up to an aggregate of [•] whole shares (each, a “Share” and collectively, the “Shares”) of Common Stock (the “Rights Offering”). Pursuant to the terms of the Rights Offering, the Company is issuing each Holder one Right for each share of Common Stock held by such Holder on the Record Date. The Rights and the Shares together are referred to herein as the “Securities.”

The Company has entered into an investment management agreement, dated as of September 27, 2016 (the “Investment Advisory Agreement”), with the Adviser. The Company has entered into an administration agreement, dated as of September 27, 2016 (the “Administration Agreement”), with the Adviser. The Company has entered into a Subscription Agent Agreement, dated as of [•], 2022 (the “Subscription Agent Agreement”), with American Stock Transfer & Trust Company, LLC (the “Subscription Agent”) and an Information Agent Agreement, dated as of [•], 2022 (the “Information Agent Agreement”), with AST Fund Solutions (the “Information Agent”).

The Rights entitle Holders to acquire during the subscription period (the “Subscription Period”) set forth in the Prospectus (as defined below), at the subscription price (the “Subscription Price”) set forth in the Prospectus, one Share for each one Right exercised, on the terms and subject to the conditions set forth in the Prospectus. No fractional shares will be issued upon the exercise of Rights. Pursuant to the over-subscription privilege in connection with the Rights Offering (the “Over-Subscription Privilege”), Holders who fully exercise all Rights issued to them may subscribe for additional Shares not subscribed for by other Holders, on the terms and subject to the conditions set forth in the Prospectus, including as to pro ration. Any over-subscription by affiliates of the Adviser will be effected only after the pro rata allocation of over-subscription shares to Holders (other than affiliates of the Adviser) who fully exercise all Rights issued to them.

The Company has filed, pursuant to the Securities Act of 1933, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1933 Act”), with the U.S. Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-263282), which registers the offer and sale of the Securities. The registration statement as amended, including the exhibits and schedules thereto and all documents filed as part thereof or incorporated by reference therein, at the time it became effective on [•], 2022 and any post-effective amendment thereto and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act (“Rule 424”) with respect to the offer, issuance and/or sale of the Securities and deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act, and also including any registration statement relating to the Securities filed pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”), is hereinafter referred to as the “Registration Statement.” “Prospectus” means the prospectus, dated [•], 2022, filed by the Company with the Commission pursuant to Rule 424 in the form furnished by the Company to the Dealer Managers for use by the Dealer Mangers from time to time in connection with the Rights Offering. Any reference herein to the Prospectus shall be deemed to refer to and include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424.

All references in this Agreement to the Registration Statement, the Prospectus or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereby agree as follows:

1. Representations and Warranties of the Company and the Adviser. The Company and the Adviser, jointly and severally, represent and warrant to and agree with the Dealer Managers as of the date of this Agreement, as of the date of the Prospectus (the “Representation Date”) and as of the date and time of the expiration of the Rights Offering as set forth in the Prospectus (the “Expiration Date”), as follows:

(a) Registration Statement; Misstatements and Omissions. The Registration Statement on Form N-2 (File No. 333-263282) with respect to the Securities has been prepared by the Company in conformity with the requirements of the 1933 Act, has been filed with the Commission and has been declared effective. The Company meets the requirements of and complies with the conditions for the use of Form N-2 under the 1933 Act. Copies of the Registration Statement, including any amendments thereto and the information incorporated by reference therein, the preliminary prospectuses (meeting the requirements of the 1933 Act) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Dealer Managers. As of the Representation Date and the Expiration Date, the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Dealer Managers, specifically for use therein, it being understood and agreed that the only such information is that described in Section 8 herein.

The Commission has not issued an order preventing or suspending the use of the Registration Statement or the Prospectus relating to the proposed Rights Offering, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto contain and will contain, all statements which are required to be stated therein by, and conform and will conform to the requirements of, the 1933 Act. At the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Representation Date and the Expiration Date, the Registration Statement did not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement and the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Dealer Managers, specifically for use therein, it being understood and agreed that the only such information is that described in Section 8 herein.

(b) Incorporation and Good Standing of the Company. The Company is a Maryland corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have, or reasonably be expected to have, a material adverse effect on (i) the business, assets, prospects, properties, financial condition or results of operations of the Company and its affiliates, taken as a whole, or (ii) the power or ability of the Company to perform its obligations under this Agreement (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”).

(c) Incorporation and Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and collectively, the “Subsidiaries”) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of such Subsidiary’s business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(d) Authorization of Dealer Manager Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(e) Authorization and Description of the Securities. The Rights have been duly authorized by the Company for issuance pursuant to the terms of the Rights Offering. The Shares have been duly authorized by the Company for issuance and sale upon exercise of the Rights pursuant to the terms of the Rights Offering and, when issued and delivered by the Company upon exercise of the Rights pursuant to the terms of the Rights Offering, against payment of the Subscription Price, will be validly issued, fully paid and non-assessable. The Rights and the Common Stock will conform in all material respect to the statements relating thereto contained in the Registration Statement and the Prospectus.

(f) Capital Stock. The Company has the authorized equity capitalization set forth under the caption “Capitalization” in the Registration Statement. All outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and was not issued in violation of any preemptive or similar rights.

(g) No Violation of Existing Laws or Instruments. Except as disclosed in the Registration Statement and the Prospectus, none of the Company or its Subsidiaries is or, with the giving of notice or lapse of time or both, will be as of the Representation Date and the Expiration Date, in violation or default of (i) any of the provisions of the organizational or governing documents of the Company or the applicable Subsidiary, (ii) any U.S. or non-U.S. law, rule or regulation applicable to the Company or the applicable Subsidiary, (iii) any order, judgment or decree applicable to the Company or the applicable Subsidiary, or by which any property or asset of the Company or the applicable Subsidiary may be bound or (iv) any of the terms and provisions of any loan or credit agreement, indenture, mortgage note or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

(h) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance of the Rights by the Company pursuant to the terms of the Rights Offering, the issuance and sale of the Shares by the Company pursuant to the terms of the Rights Offering and the consummation of the transactions contemplated hereby and compliance by the Company with its obligations hereunder do not and will not (i) conflict with or result in a violation of any of the provisions of the organizational or governing documents of the Company, (ii) conflict with or violate any U.S. or non-U.S. law, rule or regulation applicable to the Company, (iii) conflict with or violate any order, judgment or decree applicable to the Company or by which any property or asset of the Company is or may be bound or (iv) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Company is a party or by the Company or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violations, or defaults that would not reasonably be expected to have a Material Adverse Effect.

(i) No Further Authorizations or Approvals Required. No applicable judgments, decrees, consents, authorizations, approvals, orders, exemptions, registrations, qualifications or other actions of, or filing with or notice to, any governmental authority, the Commission or any other U.S. or non-U.S. regulatory or governmental authority (collectively, “Approvals”) are required in connection with the execution and delivery by the Company of this Agreement, the issuance of the Rights pursuant to the terms of the Rights Offering, the issuance and sale of the Shares pursuant to the terms of the Rights Offering and the consummation of the transactions herein contemplated, except for (i) such Approvals which, considering all such Approvals in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (ii) those that have been made or obtained, (iii) any post-effective amendment to the Registration Statement adding certain documents related to the Rights Offering as exhibits thereto, and (iv) filings as may be (x) required by the Financial Industry Regulatory Authority (“FINRA”); (y) required by the Nasdaq Global Market (“Nasdaq”) in connection with the listing of the additional Shares and the Rights Offering; or (z) necessary to qualify the Shares for public offering under state securities or Blue Sky laws.

(j) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change in the business, prospects, properties or assets, or in the results of operations, condition (financial or otherwise), business or operations of the Company and its Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or (ii) except as otherwise expressly disclosed in the Registration Statement and the Prospectus, (A) any transaction that is material to the Company or its Subsidiaries, taken as a whole, planned or entered into by the Company or any of its Subsidiaries, (B) any obligation, direct or contingent, that is material to the Company and its Subsidiaries, incurred by the Company or its Subsidiaries, taken as a whole, except obligations incurred in the ordinary course of business, (C) any material change in the capital stock or outstanding indebtedness of the Company or its Subsidiaries or (D) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(k) No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Company, threatened in writing against the Company before or brought by any court or other governmental authority or arbitration board or tribunal, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which might, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Descriptions of Proceedings. All legal or governmental proceedings, agreements, instruments or other documents or arrangements of a character required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required.

(m) Independent Accountants. Deloitte & Touche LLP, which has certified certain financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Exchange Act of 1934, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Exchange Act”).

(n) Preparation of Financial Statements. The financial statements (including the related notes) of the Company incorporated by reference in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable requirements under the 1933 Act and the Exchange Act; such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Registration Statement and the Prospectus is derived from the accounting records of the Company and its Subsidiaries and fairly presents in all material respects the information purported to be shown thereby. No other financial statements or supporting schedules are required to be included in the Registration Statement and the Prospectus.

(o) Disclosure Controls and Procedures. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that material information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Exchange Act and that such information is communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(p) Internal Control Over Financial Reporting. The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(q) Intellectual Property Rights. The Company and each of its Subsidiaries own or possess, or can acquire on reasonable terms, sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, or if such Intellectual Property Rights are not possessed such absence would not reasonably be expected to result in a Material Adverse Effect. The expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice of infringement or conflict with asserted Intellectual Property Rights of others, which (if subject to any unfavorable decision, ruling or finding or invalidity or unenforceability), singly or in the aggregate, would result in a Material Adverse Effect.

(r) All Necessary Permits, etc. The Company and each of its Subsidiaries possess such valid and current licenses, certificates, authorizations, consents, approvals or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any Subsidiary is in violation of, in default under, or has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such licenses, certificates, authorizations, consents, approvals or permits which, if the subject of an unfavorable decision, ruling or finding, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(s) Title to Property. The Company and each of its Subsidiaries has good and marketable title to all of the real and personal property and other assets reflected in the consolidated financial statements hereinabove described or described in the Registration Statement and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect.

(t) Tax Law Compliance. The Company and its consolidated Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals and reserves in its financial statements in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its Subsidiaries has not been finally determined.

(u) Insurance. Each of the Company and its Subsidiaries is insured with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(v) Company Not an “Investment Company.” The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and Prospectus will not be required, to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “1940 Act”), and the rules and regulations of the Commission thereunder.

(w) ERISA Compliance. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur any material liability (i) under Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) for failure to meet the requirements of Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification.

(x) Employees. The Company does not have any employees.

(y) Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its Subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(z) Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending.

(aa) Office of Foreign Assets Control. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(bb) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc) Portfolio Companies. Other than due to the acquisition or disposition of investments in the ordinary course of the Company’s business since [December 31, 2021], the Company has duly authorized, executed and delivered and currently is a party to or payee with respect to the promissory notes and other agreements (each, a “Portfolio Company Agreement”) evidencing the investments described in the Registration Statement and the Prospectus under the caption “The Company—Our Portfolio at [December 31, 2021]” with corporations or other entities (each, a “Portfolio Company”). Except as otherwise disclosed in the Registration Statement and the Prospectus, to the Company’s knowledge, each Portfolio Company is current in all material respects with all its obligations under the applicable Portfolio Company Agreements, no event of default (or a default which with the giving of notice or the passage of time would become an event of default) has occurred under such agreements, except to the extent that any such failure to be current in its obligations and any such default would not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, as of the respective dates set forth therein, (i) the Company does not control (as such term is defined in Section 2(a)(9) of the 1940 Act) any of the Portfolio Companies and (ii) other than the Portfolio Companies and investments acquired in the ordinary course of the Company’s business since [December 31, 2021], the Company does not own any investments.

(dd) 1940 Act Compliance. The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (collectively with the rules and regulations of the Commission promulgated thereunder, the “Advisers Act”), and the approvals by the board of directors and the Company’s stockholders, as applicable, of the Investment Advisory Agreement have been obtained in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act. This Agreement is not subject to the procedural requirements of Section 15 of the 1940 Act.

(ee) BDC Election. The Company has elected to be regulated as a business development company under the 1940 Act and has filed with the Commission, pursuant to Section 54(a) of the 1940 Act, a duly completed and executed Form N-54A (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the 1940 Act; the Company BDC Election remains in full force and effect and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the 1940 Act has been issued or proceedings therefor initiated or threatened by the Commission. The operations of the Company are in compliance with the provisions of the 1940 Act applicable to business development companies, except where such non-compliance would not reasonably be expected to result in a Material Adverse Effect.

(ff) RIC Status. The Company is currently organized and operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Code. The Company intends to direct the investment of the net proceeds received by it from the sale of the Shares pursuant to the terms of the Rights Offering in the manner specified in the Registration Statement and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

(gg) Related Party Transactions. There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required.

(hh) Offering Materials. The Company (including its agents and representatives, other than the Dealer Managers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, without the prior written consent of the Dealer Managers, will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the letters to beneficial owners of the shares of Common Stock, forms used to exercise Rights and any letters from the Company to securities dealers, commercial banks and other nominees or any newspaper announcements, in each case in the form filed with the Commission (the “Exercise Materials”), (iii) any “advertisement” as defined in Rule 482 under the 1933 Act or (iv) any advertising, sales literature, press releases or other promotional material (including “prospectus wrappers,” “broker kits,” “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company to be used in connection with the Rights Offering and approved for use by the Dealer Managers (collectively, the “Offering Materials”). The Offering Materials (as amended or supplemented), at the time first used, at the Representation Date and at the Expiration Date, complied and will comply in all material respects with the 1933 Act, have been or will be (within the time period specified in Rule 433 and/or Rule 424) filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Prospectus, at the Representation Date and the Expiration Date will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that none of the Company, the Adviser or the Administrator makes any representation or warranty with respect to any statements or omissions made in any Offering Materials in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Dealer Managers specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Dealer Managers consists of the information described as such in Section 8 hereof.

(ii) No Association with FINRA. To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders except as set forth in the Registration Statement and the Prospectus.

(jj) No Stabilization. Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares in violation of any law, statute, regulation or rule applicable to the Company or its affiliates.

(kk) Data. The statistical, industry-related and market-related data, if any, included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

 (ll) IT Systems. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the information technology and computer systems, data and databases (collectively, “IT Systems”) used by the Company or any of its Subsidiaries and all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Any certificate signed by any officer of the Company or the Adviser and delivered to the Dealer Managers or to counsel for the Dealer Managers shall be deemed a representation and warranty by the Company or the Adviser (as applicable) to the Dealer Managers as to the matters covered thereby.

2. Representations and Warranties of the Adviser. The Adviser represents and warrants to the Dealer Managers as of the date of this Agreement, as of the Representation Date and the Expiration Date, and agrees with the Dealer Managers as follows:

(a) Incorporation and Good Standing of the Adviser. The Adviser is a Delaware corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing, individually or in the aggregate, would not have, or reasonably be expected to have, a material adverse effect on (1) the business, assets, prospects, properties, financial condition or results of operation of the Adviser or (2) the power or ability of the Adviser to perform its obligations under this Agreement, the Investment Advisory Agreement or the Administration Agreement (an “Adviser Material Adverse Effect”).

(b) No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change in the business, prospects, properties or assets described or referred to in the Registration Statement and the Prospectus, or in the results of operations, condition (financial or otherwise), business or operations of the Adviser, whether or not arising in the ordinary course of business, or (ii) except as otherwise expressly disclosed in the Registration Statement and the Prospectus, (A) any transaction that is material to the Adviser planned or entered into by the Adviser or (B) any obligation, direct or contingent, that is material to the Adviser and its subsidiaries, incurred by the Adviser, except obligations incurred in the ordinary course of business.

(c) No Violation of Existing Laws or Instruments. The Adviser is not and, with the giving of notice or lapse of time or both, will not be as of the Representation Date and the Expiration Date, in violation or default of (i) any of the provisions of the organizational or governing documents of the Adviser, (ii) any U.S. or non-U.S. law, rule or regulation applicable to the Adviser, (iii) any order, judgment or decree applicable to the Adviser, or by which any property or asset of the Adviser may be bound or (iv) any of the terms and provisions of any loan or credit agreement, indenture, mortgage note or other agreement or instrument to which the Adviser is a party or by which the Adviser or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violations or defaults that would not reasonably be expected to have an Adviser Material Adverse Effect.

(d) No Conflicts. The execution, delivery and performance by the Adviser of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Adviser with its obligations hereunder do not and will not (i) conflict with or result in a violation of any of the provisions of the organizational or governing documents of the Adviser, (ii) conflict with or violate any U.S. or non-U.S. law, rule or regulation applicable to the Adviser, (iii) conflict with or violate any order, judgment or decree applicable to the Adviser or by which any property or asset of the Adviser is or may be bound or (iv) result in a breach of any of the terms or provisions of, or constitute a default (with or without due notice and/or lapse of time) under, any loan or credit agreement, indenture, mortgage, note or other agreement or instrument to which the Adviser is a party or by the Adviser or any of its properties or assets is or may be bound; except with respect to clauses (ii) and (iv) above, for such violations or defaults that would not reasonably be expected to have an Adviser Material Adverse Effect.

(e) No Material Actions or Proceedings. There is no action, suit, proceeding, inquiry or investigation pending or, to the knowledge of the Adviser, threatened in writing against the Adviser before or brought by any court or other governmental authority or arbitration board or tribunal which (1) is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein) or (2) might individually or in the aggregate, reasonably be expected to have an Adviser Material Adverse Effect or a material adverse effect on the power or ability of the Adviser to perform its obligations under this Agreement, the Investment Advisory Agreement or the Administration Agreement, except as set forth in the Registration Statement and the Prospectus.

(f) No Further Authorizations or Approvals Required. No Approvals are required in connection with the execution and delivery by the Adviser of this Agreement and the consummation of the transactions herein contemplated, except for (i) such Approvals which, considering all such Approvals in the aggregate, would not reasonably be expected to result in an Adviser Material Adverse Effect and (ii) those that have been made or obtained.

(g) Advisers Act. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could reasonably be expected to lead to any proceeding, which might adversely affect the registration of the Adviser with the Commission.

(h) Description of Adviser. The descriptions of the Adviser contained in the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(i) Due Authorization. This Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser. The Investment Advisory Agreement and the Administration Agreement are valid and binding obligations of the Adviser, enforceable against them in accordance with their terms, except as the enforcement thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law).

(j) Information Technology. The Adviser maintains data processing, communications and other technology systems sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Adviser has adopted policies and procedures reasonably designed to prevent data breaches and other breaches of applicable privacy laws.

(k) Labor Matters. The Adviser is not aware that (i) any executive, key employee or significant group of employees of the Adviser (to the extent any such person devotes substantive attention to matters involving the Company) plans to terminate employment with the Adviser, or (ii) any such executive or key employee is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such termination or violation would not reasonably be expected to have an Adviser Material Adverse Effect.

(l) All Necessary Permits, etc. The Adviser possesses such valid and current licenses, certificates, authorizations, consents, approvals or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its businesses, except where the failure so to possess would not, singly or in the aggregate, result in an Adviser Material Adverse Effect, and the Adviser is not in violation of, in default under, or has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such licenses, certificates, authorizations, consents, approvals or permits which, if the subject of an unfavorable decision, ruling or finding, singly or in the aggregate, would reasonably be expected to result in an Adviser Material Adverse Effect.

(m) IT Systems. The Adviser is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise relating to IT Systems used by the Adviser. The Adviser’s IT systems are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Adviser as currently conducted, and, to the knowledge of the Adviser, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Adviser has implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all material IT Systems and data (including Personal Data) used in connection with their business, and there have been no breaches, violations, outages or unauthorized uses of or access to the same, except, in each case, which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Adviser is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems used by the Adviser and all Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, which, singly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3. Agreement to Act as Dealer Managers.

(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth:

(i) The Company hereby authorizes the Dealer Managers and other soliciting dealers, if any, to solicit, in accordance with the 1933 Act, the 1940 Act and the Exchange Act, the rules and regulations under those Acts, any applicable securities laws of any state or jurisdiction, the applicable rules and regulation of any self-regulatory organization or registered national securities exchange and the customary practice of investment banking firms engaged in connection with similar transactions, the exercise of the Rights, and the Dealer Managers agrees to act in such capacity; and

(ii) To the extent available, the Company agrees to furnish, or cause to be furnished, to the Dealer Managers lists, or copies of those lists, showing (to the knowledge of the Company) the names and addresses of, and number of shares of Common Stock held by, the Holders and each of the Dealer Managers agrees to use such information only in connection with the Rights Offering, and not to furnish the information to any other person or entity, except that the Dealer Managers may furnish necessary and appropriate information to any other soliciting dealers.

(b) The Dealer Managers agree to provide to the Company, in addition to the services described in Section 3(a), certain marketing services in connection with the Rights Offering.

(c) In rendering the services contemplated by this Agreement, each Dealer Manager acknowledges that it is not authorized to use any solicitation material other than the Prospectus and the Offering Materials (as supplemented or amended, if applicable).

(d) No fee or reimbursement, other than the fees provided for in Section 4 of this Agreement and the reimbursement of the Dealer Managers’ out-of-pocket expenses as described in Section 5 of this Agreement, will be payable by the Company to the Dealer Managers in connection with any services provided or costs or expenses incurred by the Dealer Managers pursuant to this Agreement.

(e) Each of the Company and the Dealer Managers agrees that the Dealer Managers are independent contractors with respect to the solicitation of the exercise of the Rights and the Over-Subscription Privilege. It is understood that such Dealer Managers are being engaged hereunder solely to provide the services described herein on behalf of the Company and that the Dealer Managers shall have no duties or liability to the equity holders of the Company or any other third party in connection with their engagement hereunder. It is further understood that the Dealer Managers may, following the Expiration Date, independently offer for sale shares of Common Stock, including Shares acquired through the purchase and exercise of the Rights, at prices they set. The Dealer Managers may realize profits or losses from such sales independent of the fees set forth in Section 4 hereof.

(f) The Dealer Managers agree to perform those services with respect to the Rights Offering in accordance with customary practice of investment banking firms engaged in connection with similar transactions, including (but not limited to) using their reasonable efforts to solicit the exercise of Rights pursuant to the Offer and in communicating with the soliciting dealers, if any.

(g) In rendering the services contemplated by this Agreement, neither the Dealer Managers nor any of their affiliates will be subject to any liability to the Company or any of its affiliates, for any act or omission on the part of any securities broker or dealer (except with respect to the Dealer Managers acting in such capacity) or any other person, and the Dealer Managers will not be liable for acts or omissions in performing their obligations under this Agreement or otherwise in connection with the Rights Offering, except for any losses, claims, damages, liabilities and expenses that are finally judicially determined to have resulted primarily from the bad faith, willful misfeasance, fraud or gross negligence of such Dealer Managers or by reason of the reckless disregard of the obligations and duties of such Dealer Managers under this Agreement; provided, however, that the foregoing shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Dealer Managers specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Dealer Managers consists of the information described as such in Section 8 hereof.

4. Dealer Managers and Solicitation Fees. In full payment for the marketing, soliciting and any other services rendered and to be rendered hereunder by the Dealer Managers, the Company agrees to pay the Dealer Managers a fee (the “Dealer Manager Fee”) equal to 1.75% of the Subscription Price per share of Common Stock for each share of Common Stock issued to Holders pursuant to the exercise of Rights and the Over-Subscription Privilege, other than for shares of Common Stock issued to Great Elm Group, Inc. and its affiliates, and 1.0% of the Subscription Price per share of Common Stock for each share of common stock issued to Great Elm Group, Inc. and its affiliates pursuant to the exercise of Rights and the Over-Subscription Privilege. In full payment for the soliciting efforts to be rendered, the Dealer Managers agree to reallow soliciting fees (the “Soliciting Fee”) to soliciting dealers of up to 0.7% of the Subscription Price per Share for each Share issued pursuant to the exercise of Rights, including pursuant to the Over-Subscription Privilege, where such soliciting dealer is so designated on the subscription form. The Dealer Managers agree to pay the Soliciting Fees to the soliciting dealer designated on the applicable portion of the form used by the Holder to exercise Rights, including pursuant to the Over-Subscription Privilege, and if no soliciting dealer is so designated or a soliciting dealer is otherwise not entitled to receive compensation, then the Dealer Managers shall retain such Soliciting Fee. Payment to the Dealer Managers by the Company will be in the form of a wire transfer of same day funds to an account or accounts identified by the Dealer Managers. Such payment will be made on the day on which the Company issues Shares after the Expiration Date. Payment to a soliciting dealer will be made by the Dealer Managers directly to such soliciting dealer by check to an address identified by such soliciting dealer. Such payments to soliciting dealers shall be made on or before the tenth (10th) business day following each date on which the Company issues Shares after the Expiration Date.

5. Expenses. The Company agrees to pay or cause to be paid the reasonable costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and each amendment or supplement to either of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the Rights Offering; (iii) all fees and expenses of the Subscription Agent and the Information Agent (including counsel therefor) as may be required under the applicable Subscription Agent Agreement or Information Agent Agreement; (iv) all fees, if any, payable to dealers (including the Dealer Managers) and banks and trust companies as reimbursement for their customary mailing and handling fees and expenses incurred in forwarding the Exercise Materials to their customers; (v) the costs and expenses incurred by the Company arising out of the marketing of the Rights Offering to investors, including the transportation and other expenses incurred by or on behalf of representatives of the Company and the Dealer Managers in connection with investor presentations; (vi) the preparation, printing, authentication, issuance and delivery of certificates for the Rights and the Shares, including any stamp, transfer or similar taxes in connection with the Rights Offering; (vii) qualifying the Securities for inclusion in the book-entry settlement system of the Depositary Trust Company (“DTC”), (viii) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all closing documents printed (or reproduced) and delivered in connection with the offering of the Securities and the sale of the Shares; (ix) the fees and expenses of the transfer agent (and any counsel therefor); (x) the listing of the Shares on Nasdaq; (xi) any registration or qualification of the Rights and the Shares for offer and sale under the securities or blue sky laws of the several states of the United States (including filing fees and the reasonable fees and expenses of counsel for the Dealer Managers relating to such registration and qualification); (xii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Dealer Managers relating to such filings); (xiii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including Maryland Counsel (as defined below)) for the Company; (xiv) all other reasonable costs and expenses incurred by the Company or the Adviser incident to the performance by the Company of its obligations hereunder and (xv) all other reasonable fees and expenses incurred by the Dealer Managers in connection with the Rights Offering or otherwise in connection with the performance of services hereunder (including all reasonable fees and disbursements of the Dealer Managers’ outside legal counsel, subject to a cap of $150,000). All payments to be made by the Company pursuant to this Section 5 shall be made reasonably promptly after the earlier of the expiration or termination of the Rights Offering or the withdrawal of the Dealer Managers, against delivery to the Company of statements therefor. The Company shall perform its obligations set forth in this Section 5 whether or not the Rights Offering is commenced.

6. Agreements of the Company. The Company agrees with the Dealer Managers that:

(a) Prior to the Expiration Date, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Dealer Managers a copy for their review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which the Dealer Managers reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A under the 1933 Act, or filing of the Prospectus is otherwise required under Rule 424, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Dealer Managers with the Commission pursuant to Rule 424 within the time period prescribed and will provide evidence satisfactory to the Dealer Managers of such timely filing. The Company will promptly advise the Dealer Managers (1) when the Prospectus, and any supplement thereto, will have been filed (if required) with the Commission pursuant to Rule 424 or when any Rule 462(b) Registration Statement will have been filed with the Commission, (2) when, prior to termination of the Rights Offering, any amendment to the Registration Statement will have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or, to the knowledge of the Company, threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Rights and the Shares for offering or sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) The Company will comply with the requirements of Rule 430A under the 1933 Act and will notify the Dealer Managers immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or any new registration statement relating to the Securities or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or for additional information, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the Rights Offering. The Company will promptly effect the filings required under Rule 424 or such other rules as may be applicable to the Company in the manner and within the time period required by Rule 424 or such other rules, notify the Dealer Managers of the filing thereof, and take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c) If at any time when the Prospectus is required by the 1933 Act or the Exchange Act to be delivered in connection with the Rights Offering, any event will occur or condition will exist as a result of which it is necessary, in the reasonable opinion of outside counsel to the Dealer Managers or the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it will be necessary, in the reasonable opinion of such outside counsel, at any such time to amend the Registration Statement, or to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will (i) promptly prepare and file with the Commission, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, provided that the Company shall not make any filing to which the Dealer Managers reasonably object, (ii) use its best efforts to have such amendment declared effective as soon as practicable, and (iii) furnish to the Dealer Managers, without charge, such number of copies of such amendment or supplement as the Dealer Managers may reasonably request.

(d) The Company will cooperate with the Dealer Managers in endeavoring to qualify the Rights Offering and sale of Shares under the securities laws of such jurisdictions as the Dealer Managers may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided the Company will not be required to qualify as a foreign corporation, to become subject to taxation as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Dealer Managers may reasonably request for distribution of the Securities.

(e) The Company will deliver to, or upon the order of, the Dealer Managers during the period when delivery of a Prospectus is required under the 1933 Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Dealer Managers may reasonably request.

(f) The Company will comply with the 1933 Act and the Exchange Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.

(g) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement or statements (which need not be audited), which will satisfy the requirements of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act and will advise the Dealer Managers in writing when such statement has been so made available.

(h) The Company will apply the net proceeds of the Rights Offering as set forth in the Registration Statement and the Prospectus.

(i) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company to facilitate the issuance of the Rights or the sale or resale of the Shares, except as may be allowed by law.

(j) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1933 Act, the Exchange Act and the 1940 Act within the time periods required by such act, rule or regulation. To the extent the distribution of Securities has been completed, the Company will not be required to provide the Dealer Managers with reports it is required to file with the Commission under the Exchange Act.

(k) The Company will cooperate with the Dealer Managers and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(l) The Company shall use its reasonable best efforts to submit the notice of listing of additional Shares to Nasdaq.

(m) The Company and the Adviser shall refrain from selling, offering to sell, contracting or agreeing to sell, hypothecating, pledging, granting any option to purchase or otherwise disposing of or agreeing to dispose of, directly or indirectly, any Common Stock issued or guaranteed by the Company or any securities convertible into or securities exchangeable or exercisable for Common Stock issued or guaranteed by the Company or warrants or other rights to purchase Common Stock issued or guaranteed by the Company or any other securities of the Company, or filing or causing to be declared effective a registration statement under the Securities Act relating to the offer and sale of any Common Stock issued or guaranteed by the Company or securities convertible into or exchangeable for Common Stock issued or guaranteed by the Company or other rights to purchase Common Stock issued or guaranteed by the Company for a period from the date hereof to 45 days after the date hereof, without the prior written consent of the Dealer Managers, which may not be unreasonably withheld. The foregoing sentence shall not apply the sale of the Shares pursuant to the Rights Offering.

(n) The Company will advise or cause the Subscription Agent to advise the Dealer Managers as to the names and addresses (to the extent permitted by applicable law) of all Holders exercising Rights, the total number of Rights exercised by each Holder during the immediately preceding day, indicating the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for each Dealer Manager, the number of Rights exercised on subscription certificates indicating such Dealer Manager as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request; and will notify the Dealer Managers in writing, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date, of the total number of Rights exercised and Shares related thereto, the total number of Rights verified to be in proper form for exercise, rejected for exercise and being processed and, for each Dealer Manager, the number of Rights exercised on subscription certificates indicating such Dealer Manager as the broker-dealer with respect to such exercise, and as to such other information as the Dealer Managers may reasonably request.

(o) None of the Company or, to the knowledge of the Company, any of its directors, officers, employees or agents will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the Rights Offering. Without limiting the generality of the foregoing, none of the Company or, to the knowledge of the Company, any of its directors, officers, employees or agents will take any action prohibited by Regulation M under the Exchange Act in connection with the Rights Offering.

(p) So long as the Rights are outstanding, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to holders of the Rights, and copies of any reports and financial statements furnished to or filed with the Commission (collectively, the “Filings”), except for all such Filings filed by the Company with the Commission in electronic format on EDGAR.

(q) The Company will use its best efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code, provided, that the Board of Directors of the Company may change such election to be treated as a regulated investment company under Subchapter M of the Code in its sole discretion.

(r) The Company will apply the net proceeds from the Rights Offering in such a manner as to continue to comply in all material respects with the requirements of the 1940 Act.

7. Conditions to the Dealer Managers’ Obligations. The obligations of the Dealer Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Adviser contained herein, to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rules 430A or 424 under the 1933 Act, as applicable, within the time period prescribed by, and in compliance with the 1933 Act, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Dealer Managers and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the 1933 Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Expiration Date which would prevent the issuance of the Securities.

(b) The Dealer Managers shall have received from Jones Day, counsel for the Company and the Adviser, an opinion (including a negative assurance statement), each dated the Representation Date or the Expiration Date, as the case may be, addressed to the Dealer Managers in form and substance reasonably satisfactory to the Dealer Managers.

(c) The Dealer Managers shall have received from Venable LLP, special Maryland counsel for the Company (“Maryland Counsel”), an opinion dated the Representation Date or the Expiration Date, as the case may be, addressed to the Dealer Managers, regarding matters relating to Maryland law, in form and substance reasonably satisfactory to the Dealer Managers.

(d) The Dealer Managers shall have received from Proskauer Rose LLP, counsel to the Dealer Managers (“Dealer Managers’ Counsel”), an opinion and a negative assurance letter, each dated the Representation Date or the Expiration Date, as the case may be, addressed to the Dealer Managers, in form and substance reasonably satisfactory to the Dealer Managers.

(e) The Dealer Managers shall have received, on each of the date hereof and the Expiration Date, the letter dated the date hereof or the Expiration Date, as the case may be, in form and substance satisfactory to the Dealer Managers, of Deloitte & Touche LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to dealer managers, delivered in accordance with Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

(f) Each of the Company and the Adviser shall have furnished to the Dealer Managers, dated the Representation Date or the Expiration Date, as the case may be, a certificate substantially in the form of Exhibit 7(f), as applicable.

(g) Each of the Company and the Adviser shall have furnished to the Dealer Managers such further certificates and documents as the Dealer Managers may reasonably require for the purpose of enabling the Dealer Managers to pass upon the Rights Offering as herein contemplated.

(h) The notice for listing of additional Shares shall have been submitted to Nasdaq.

(i) There shall not have been any decrease in the rating of any debt of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

(j) The Dealer Managers shall have received from each of the Persons listed on Schedule A hereto a “lock-up” agreement, in substantially the form of Exhibit 7(j) hereto, between the Dealer Managers and such Persons related to sales and certain other dispositions of shares of Common Stock or certain other securities, which agreements shall be in full force and effect on the Expiration Date.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Dealer Manager and to Dealer Managers’ Counsel.

If any of the conditions hereinabove provided for in this Section 7 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Dealer Managers hereunder may be terminated by the Dealer Managers by notifying the Company of such termination in writing at or prior to the Expiration Date.

In such event, the Company and the Dealer Managers shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

8. Indemnification and Contribution.

(a) Indemnification by the Company/Adviser. The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless each Dealer Manager, the directors, officers, employees and agents of each Dealer Manager and each person, if any, who controls any Dealer Manager within the meaning of either Section 15 of the 1933 Act or Section 20(a) of the Exchange Act:

(i) against any and all loss, liability, claim, damage and expense whatsoever, arising out of any untrue or alleged untrue statement of a material fact contained in the Registration Statement for the Securities as originally filed or in any amendment thereof (and including any post-effective amendment) or the Prospectus or in any Offering Materials (or any amendment or supplement to any of the foregoing), or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Dealer Managers), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Dealer Manager expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Dealer Manager consists of the following information in the Prospectus furnished on behalf of each Dealer Manager: (i) their names and (ii) the first sentence of the first paragraph, the first sentence of the second paragraph and the fourth paragraph under the caption “The Offering—Dealer Managers Arrangements.”

(b) Indemnification by the Dealer Managers. Each Dealer Manager severally agrees to indemnify and hold harmless the Company and the Adviser, each of their respective directors, each of their respective officers who signed the Registration Statement, and each person who controls the Company or the Adviser within the meaning of either Section 15 of the 1933 Act or Section 20(a) of the Exchange Act, to the same extent as the indemnity from the Company and the Adviser to the Dealer Managers set forth in Section 7(a)(i) and the proviso thereto, but only with reference to written information relating to the Dealer Managers furnished to the Company by or on behalf of the Dealer Managers specifically for inclusion in the documents referred to in the foregoing indemnity. The Dealer Managers agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any loss, claim, damage, liability or action to which they are entitled to indemnification pursuant to this Section 8(b). This indemnity agreement will be in addition to any liability which the Dealer Managers may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8 shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Dealer Managers in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d) To the extent the indemnification provided for in Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, liabilities, claims, damages or expenses (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser, on the one hand, and the Dealer Managers on the other, from the Rights Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company or the Adviser, on the one hand, and the Dealer Managers, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Adviser, on the one hand, and the Dealer Managers, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to commissions received by the Dealer Managers, in each case, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Dealer Managers, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Adviser and the Dealer Managers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Dealer Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) no Dealer Manager shall be required to contribute any amount in excess of the total fees received by the Dealer Manager from the Rights Offering and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Any contribution by the Company and the Adviser shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act and Investment Company Act Release 11330, as amended or updated.

9. Termination. This Agreement may be terminated by the Dealer Managers by notice to the Company (a) at any time prior to the Expiration Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which the Dealer Managers deem to materially impair the investment quality of the Securities, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions, if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the judgment of the Dealer Managers, materially impair the investment quality of the Securities, (iii) suspension of trading in securities generally on the New York Stock Exchange or Nasdaq or limitation on prices (other than limitations on hours or numbers of days of trading), (iv) the declaration of a banking moratorium by United States or New York State authorities, (v) the suspension of trading of any of the Company’s securities by Nasdaq, the Commission or any other governmental authority or (vi) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the opinion of the Dealer Managers has a material adverse effect on the securities markets in the United States; or (b) as provided in Section 7 of this Agreement.

In addition, this Agreement may be terminated by the Company with the consent of the Dealer Managers (such consent not to be unreasonably withheld) if, in the judgment of the Company (upon consultation with the Dealer Managers), it is inadvisable to proceed with the Rights Offering

10. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Dealer Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Dealer Managers or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive the issuance of the Rights and the sale and delivery of and payment for the Shares. The provisions of Section 5, Section 8, Section 10, Section 13, Section 15 and Section 16 shall survive the termination or cancellation of this Agreement.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed (postage prepaid, certified or registered mail, return receipt requested), delivered or transmitted by any standard form of telecommunication:

(a) if to the Dealer Managers:

Oppenheimer & Co. Inc.
85 Broad Street, 23rd Floor
New York, NY 10004
Attention: JD Nelson

Imperial Capital, LLC
10100 Santa Monica Blvd., Suite 2400
Los Angeles, CA 90067
Attention: Todd Wiench

with an additional copy (which copy shall not constitute notice) to:

Proskauer Rose LLP
1001 Pennsylvania Avenue, NW,
Suite 600 South
Washington, DC 20004
Attention: William Tuttle and Erin M. Lett

(b) if to the Company or the Adviser:

Great Elm Capital Corp.
800 South Street, Suite 230
Waltham, Massachusetts 02453
Attention: Adam Kleinman

with an additional copy (which copy shall not constitute notice) to:

Jones Day
250 Vesey Street
New York, New York 10281
(212) 755-7306 (fax)
Attention: Rory T. Hood

12. Successors. This Agreement has been and is made solely for the benefit of the Dealer Managers, the Company, the Adviser and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Dealer Manager shall be deemed a successor or assign merely because of such purchase.

13. No Fiduciary Duty. The Company hereby acknowledges that (a) the Dealer Managers have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Rights Offering or the process leading thereto (irrespective of whether any Dealer Manager has advised or is currently advising the Company on related or other matters) and (b) the Company’s engagement of the Dealer Managers in connection with the Rights Offering and the process leading up to the Rights Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Dealer Manager has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that any Dealer Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

14. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Dealer Managers with respect to the subject matter hereof.

15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. Qualified Financial Contract.

(a) In the event that any of the Dealer Managers is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Dealer Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any of the Dealer Managers is a Covered Entity or a BHC Act Affiliate of such Dealer Manager and becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Dealer Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Adviser and the Dealer Managers.

Very truly yours,

Great Elm Capital Corp.

By:
Name:
Title:

Great Elm Capital Management, Inc.

By:
Name:
Title:
The foregoing Agreement is hereby confirmed and accepted as of the date first-written above.

Oppenheimer & Co. Inc.

By:
Name:
Title:

Imperial Capital, LLC

By:
Name:
Title:

[Signature Page to Dealer Manager Agreement]

Schedule A
Lock-Up Parties

Great Elm Group, Inc.
Great Elm Capital Management, Inc.
Richard M. Cohen
Keri A. Davis
Matthew A. Drapkin
Erik A. Falk
Matt Kaplan
Adam M. Kleinman
Mark Kuperschmid
Chad Perry

Exhibit 7(f) – Officers’ Certificates

COMPANY OFFICERS’ CERTIFICATE

The undersigned, the duly qualified and elected Chief Executive Officer and Chief Financial Officer of Great Elm Capital Corp., a Maryland corporation (the “Company”), do hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(f) of the Dealer Manager Agreement dated [•], 2022 (the “Dealer Manager Agreement”) among the Company, Great Elm Capital Management, Inc., a Delaware corporation, and Oppenheimer & Co. Inc. and Imperial Capital, LLC, providing for the issuance by the Company of non-transferable rights to purchase shares of the Company’s common stock, par value $0.01 per share, that they are authorized to execute this certificate in the name of and on behalf of the Company. Each of the undersigned also hereby certifies, on behalf of the Company in his or her respective capacity as Chief Executive Officer or Chief Financial Officer, that:

(i)
the representations and warranties of the Company in the Dealer Manager Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date hereof;

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date hereof under or pursuant to the Dealer Manager Agreement;
(iii)
no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to our knowledge, are contemplated by the Commission; and

(iv)
there has not been, since [•], 2022 or since the respective dates as of which information is given in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to [•], 2022) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business.

Each of Jones Day and Proskauer Rose LLP is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to the Dealer Manager Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Dealer Manager Agreement.

By:
	Name:	Matt Kaplan
	Title:	Chief Executive Officer
Date:

By:
	Name:	Keri A. Davis
	Title:	Chief Financial Officer
Date:

ADVISER OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected Chief Investment Officer of Great Elm Capital Management, Inc., a Delaware corporation registered as an investment adviser (the “Adviser”), does hereby certify in such capacity and on behalf of the Adviser, pursuant to Section 7(f) of the Dealer Manager Agreement dated [•], 2022 (the “Dealer Manager Agreement”) among the Adviser, Great Elm Capital Corp., a Maryland corporation (the “Company”), and Oppenheimer & Co. Inc. and Imperial Capital, LLC, providing for the issuance by the Company of non-transferable rights to purchase shares of the Company’s common stock, par value $0.01 per share, that he is authorized to execute this certificate in the name and on behalf of the Adviser. The undersigned also hereby certifies, on behalf of the Adviser in his capacity as Chief Investment Officer of the Adviser, that:

(i)
the representations and warranties of the Adviser in Section 1 and Section 2 of the Dealer Manager Agreement are true and correct in all material respects on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii)	the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Dealer Manager Agreement at or prior to the date hereof.

Each of Jones Day and Proskauer Rose LLP is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to the Dealer Manager Agreement.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Dealer Manager Agreement.

By:
Name:
Title:
Date:

Exhibit 7(j) – Lock-up pursuant to Section 7(j)

[•], 2022

Oppenheimer & Co. Inc.
85 Broad Street, 23rd Floor
New York, NY 10004

Imperial Capital, LLC
10100 Santa Monica Blvd., Suite 2400
Los Angeles, CA 90067

Re:	Proposed Offering of Rights to Purchase Shares of Common Stock by Great Elm Capital Corp.

Ladies and Gentlemen:

The undersigned, a stockholder, officer, director, employee, partner and/or affiliate of Great Elm Capital Corp., a Maryland corporation (the “Company”), understands that Oppenheimer & Co. Inc. and Imperial Capital, LLC (in such capacity, the “Dealer Managers”) propose to enter into a Dealer Manager Agreement (the “Dealer Manager Agreement”) with the Company and Great Elm Capital Management, Inc., a Delaware corporation (the “Adviser”), providing for the issuance of non-transferable rights (the “Rights”) to purchase shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (such transaction is referred to as the “Rights Offering”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer, director, employee, partner and/or affiliate of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Dealer Managers that, during the period beginning on the date of the Dealer Manager Agreement and ending on the date that is 45 days from the date of the Dealer Manager Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Dealer Managers (together, the “Required Consent”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise, except, in each case, for (A) the issuance of the Rights and the issuance and sale of the Shares upon exercise of the Rights as contemplated by the Dealer Manager Agreement and, (B) issuances of Common Stock pursuant to any dividend reinvestment plan or arrangement of the Company existing as of the date of the Dealer Manager Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the Required Consent in the instances set forth as items (i) through (vii) below, provided that (1) the Dealer Managers receive a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (4) the undersigned does not otherwise voluntarily effect any public filing or report during the Lock-Up Period regarding:

(i)	transfers of shares of Common Stock or such other securities as a bona fide gift or gifts;
(ii)	transfers of shares of Common Stock or such other securities as donations to charitable organizations;
(iii)	transfers of shares of Common Stock or such other securities as a result of the operation of law, pursuant to estate, other testamentary document or intestate succession;
(iv)
transfers of shares of Common Stock or such other securities to any immediate family member of the undersigned or any trust for the direct or indirect benefit of the undersigned or any immediate family member of the undersigned (for purposes of this letter agreement (the “Letter Agreement”), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(v)	transfers of shares of Common Stock or such other securities to an affiliate of the Adviser;
(vi)
if the undersigned is a corporation, partnership or other business entity, transfers or distributions of shares of Common Stock or such other securities to (1) its limited or general partners, members or stockholders or (2) its direct or indirect affiliates or other entities or funds controlled or managed by the undersigned or its affiliates; or

(vii)
transactions relating to shares of Common Stock or such other securities acquired in open market transactions or acquired from the Company under any dividend reinvestment plan after the completion of the Rights Offering.

Furthermore, the undersigned may, if permitted by the Company, establish a written trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act; provided that the establishment of such plan does not give rise to any filing or public announcement and that no sales or other transfers occur under such plan during the Lock-Up Period referred to above.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that, if the Dealer Manager Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the issuance of the Rights, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Dealer Managers are entering into the Dealer Manager Agreement and proceeding with the Rights Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Signature:

Print Name: